 Exhibit 4.2
JOINDER AND THIRD AMENDMENT

TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

JOINDER AND THIRD AMENDMENT, dated as of March 29, 2011 (this "Amendment"), to the Amended and Restated Loan and Security Agreement dated as of November 5, 2007 (as amended prior to the date hereof, the "Loan Agreement"), by and among (i) LSB INDUSTRIES, INC., a Delaware corporation (the "Parent"), Consolidated Industries Corp., an Oklahoma corporation ("Consolidated Industries" and together with the Parent, each a "Guarantor" and collectively, the "Guarantors"), THERMACLIME, L.L.C., an Oklahoma limited liability company ("ThermaClime"), and each of the Subsidiaries of ThermaClime identified on the signature pages thereof (such Subsidiaries, together with ThermaClime, each a "Borrower", and collectively, the "Borrowers"), (ii) the lenders identified on the signature pages thereof (each a "Lender" and collectively the "Lenders"), (iii) WELLS FARGO CAPITAL FINANCE, INC., a California corporation formerly known as Wells Fargo Foothill, Inc., as the arranger and administrative agent for the Lenders (the "Agent"), and (iv) EDC AG PRODUCTS COMPANY L.L.C., an Oklahoma limited liability company ("EDCAG").

WHEREAS, the Borrowers desire to refinance the BofA Loans, for the purpose of, among other things, increasing the principal amount of such loans and extending the maturity date of such loans, pursuant to an amended and restated loan with BofA;

WHEREAS, in connection with the refinancing of the BofA Loans, the Borrowers have requested certain additional modifications to the Loan Agreement;

WHEREAS, EDCAG intends to and, upon the effectiveness of this Amendment, will become a Borrower under the Loan Agreement;

WHEREAS, the Borrowers, EDCAG, the Guarantors, the Lenders, and the Agent desire to enter into this Amendment so as to amend the Loan Agreement as set forth herein subject to the terms and conditions hereof.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Capitalized Terms.  All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

2. New Definitions.  Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in proper alphabetical order:

""EDCAG" means EDC AG PRODUCTS COMPANY, L.L.C., an Oklahoma limited liability company."

""Special Permitted Investment" means any and all of the following:

(a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof;

(b) marketable direct obligations of Fannie Mae or Freddie Mac, in each case maturing within two years from the date of acquisition thereof;

(c) repurchase agreements, reverse repurchase agreements, or obligations that have a term not to exceed thirty (30) days with respect to any security described in clause (a) or (b) above, and that are entered into with a depository institution or trust company (acting as a principal) rated in the highest available short-term rating category by each of at least two Nationally Recognized Statistical Rating Organizations (each an "NRSRO") at the time of that investment;

(d) certificates of deposit maturing within two years from the date of acquisition thereof, and that are (i) issued by any bank organized under the laws of the United States or any state thereof to the extent that those deposits are fully insured by the FDIC or (ii) secured by any security described in clause (a) or (b) above;

(e) commercial paper maturing no more than two years from the date of acquisition thereof and, at the time of that acquisition, and having a short-term unsecured debt rating in the highest available rating category of at least two of NRSROs at the time of that investment;

(f) debt securities that bear interest or are sold at a discount, that are issued by any corporation incorporated under the laws of the United States or any state thereof, and that, at the time of that investment, are rated AA or higher (or the equivalent thereof) by at least two NRSROs;

(g) debt securities that bear interest or are sold at a discount, that are issued by any municipality existing under the laws of any state of the United States, and that, at the time of that investment, are rated AA or higher (or the equivalent thereof) by at least two NRSROs;

(h) floating-rate bonds that bear interest or are sold at a discount that, at the time of that investment, are (i) rated AA or higher (or the equivalent thereof) by at least two NRSROs or (ii) secured by an irrevocable, unconditional, standby letter of credit issued by a commercial bank that (X) is issued by a commercial bank that, at the time of issuance of the said letter of credit, has a long-term unsecured debt rating of AA or higher (or the equivalent thereof) from at least two NRSROs and (Y) has a drawing amount at least equal to one hundred percent (100%) of the face values of the floating-rate bonds that it is securing; and

(i) money market funds having ratings in the highest available rating categories of at least two NRSROs at the time of that investment."

""Third Amendment" means that certain Third Amendment to the Amended and Restated Loan and Security Agreement, dated as of March 29,

2011, among the Parent, Consolidated Industries, the Borrowers, EDCAG, the Lenders and the Agent."

""Third Amendment Effective Date" means the date that all of the conditions set forth in Section 9 of the Third Amendment shall be satisfied (or waived by the Agent in its sole discretion)."

3. Amended Definitions.  The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirely to read as follows:

""BofA Loan Agreement" means that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011, by and among ThermaClime and each of the borrowers listed therein, Parent and Consolidated Industries, as guarantors, each of the lenders listed therein, and BofA, as administrative agent and collateral agent for lenders, and Bank of Utah, as payment agent, as the same may be amended, supplemented or otherwise modified from time to time."

""BofA Loans" means those certain term loans made by BofA to ThermaClime and each of the borrowers listed in the BofA Loan Agreement pursuant to the terms of the BofA Loan Agreement in an aggregate principal amount of up to $75,000,000."

""Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement, and shall also include, as of the Third Amendment Effective Date, EDCAG."

""Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 2 years from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 2 years from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than 2 years from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 2 years from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $250,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation."

“"GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, that, with respect to the computation of any financial ratio in any Loan Document or any computation required under the provisions of Section 7 hereof, that computation shall be computed in accordance with GAAP in effect on the Third Amendment Effective Date.

""Management Agreement" means the Management Agreement dated November 21, 1997 between the Parent and ThermaClime, as amended by the First Amendment to Management Agreement dated as of November 2, 2007, as further amended by the Second Amendment to Management Agreement dated as November 27, 2007, and as further amended by the Third Amendment to Management Agreement dated as of the Third Amendment Effective Date (as amended, renewed or extended)."

"Permitted Investments" means (a) Investments in Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments by any Borrower or Guarantor in any other Borrower or any Guarantor (other than Parent), (e) guarantees by a Borrower or Guarantor of Indebtedness permitted under Section 7.1(e), (f) guarantees permitted under Section 7.6, (g) other Investments set forth on Schedule 7.13 hereto,  (h) Investments made by any Borrower or Guarantor (other than the Parent) in the Parent, provided the aggregate amount of such Investments do not exceed $2,000,000 at any time outstanding, (i) Investments in any newly created Subsidiary by means of purchase or other acquisition of the equity interests of such Subsidiary including by way of merger, provided there is no investment of Collateral and (j) prior to ThermaClime's distribution or dividend of the Debenture Retirement Amount to Parent pursuant to Section 7.11(a)(ii), the Borrowers may make Investments in an aggregate amount not exceeding the Debenture Retirement Amount in the Special Permitted Investments.”

""Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness (i) incurred after the Third Amendment Effective Date in an aggregate amount outstanding at any one time not in excess of $10,000,000, and (ii) outstanding on the Third Amendment Effective Date in an aggregate amount outstanding not exceeding $6,000,000."

""Services Agreement" means the Services Agreement dated November 21, 1997 between the Parent and ThermaClime (as amended, renewed or extended)."

4. Section 7.1(k).  Section 7.1(k) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"(k)           Indebtedness outstanding under the BofA Loan Agreement, provided that (i) the aggregate principal amount of BofA Loans shall not exceed $75,000,000 (plus any paid-in-kind interest added to the principal balance thereof) at any time, (ii) any prepayments or repayments of the principal amount of such Indebtedness shall reduce the amount of Indebtedness permitted under this Section 7.1(k) on a dollar-for-dollar basis and such prepaid or repaid amounts shall not be reborrowed by any Borrower without the prior written consent of the Lenders, (iii) Borrowers shall not make any payments in respect of such Indebtedness if an Event of Default has occurred and is continuing or would occur as a result of the making of such payment, except to the extent such payments are made solely from the proceeds of any BofA Collateral, and (iv) BofA and the Agent have entered into the BofA Inter-Lender Agreement, and"

5. Section 7.3(a).  Section 7.3(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"(a)           Enter into any merger, consolidation, or reorganization, or reclassify its Stock."

6. Section 7.8(a).  Section 7.8(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"(a)           Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower or any Guarantor, other than the Obligations in accordance with this Agreement and as otherwise permitted in Section 7.8(b) and Section 7.4(b); provided, that, ThermaClime may prepay the Indebtedness set forth on Schedule I to the Third Amendment, in amounts not to exceed the principal amounts set forth in such schedule plus accrued interest, so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) EBITDA for the fiscal quarter immediately preceding the date of such repurchase is not less than $5,000,000 and (iii) after giving effect to such prepayment, Excess Availability is not less than $15,000,000; provided, further, that Borrowers may prepay the BofA Loans from (x) cash on hand or (y) the proceeds of Advances so long as, after giving effect to any such prepayment, Excess Availability is equal to or greater than the greater of (A) $10,000,000 and (B) an amount equal to 20% of the Total Commitment at the time of such prepayment;"

7. Section 7.11(a).  Section 7.11(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"(a)           ThermaClime may make distributions and pay dividends to Parent (i) in repayment of the costs and expenses incurred by Parent that are directly allocable to the Borrowers for Parent's provision of the Services (as defined in the Services Agreement) on behalf of the Borrowers pursuant to the Services Agreement and (ii) on or after the Third Amendment Effective Date in an amount not to exceed $27,000,000, to purchase, redeem or retire Parent's outstanding 5.5% Convertible Senior Subordinated Debentures due 2012 and issued in June, 2007 in the aggregate principal amount of $60,000,000 (such amount, the "Debenture Retirement Amount");

8. Section 7.11(c).  Section 7.11(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"(c)           so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) ThermaClime may make distributions and pay dividends to Consolidated Industries or to Parent, in respect of the management fees payable by ThermaClime to Parent in accordance with the Management Agreement, provided that the aggregate amount of all such payments made by Borrowers pursuant to this clause (c)(i) shall not exceed $5,000,000 during any fiscal year of ThermaClime or the maximum management fees payable to Parent each calendar quarter under the Management Agreement, and (ii) ThermaClime may make distributions and pay dividends to Consolidated Industries or to Parent, in an aggregate amount not to exceed, during each fiscal year, the sum of (A) 50% of the actual consolidated net income of the Borrowers for such fiscal year determined in accordance with GAAP, plus (B) the amounts paid to Parent and Consolidated Industries during such fiscal year in accordance with Section 7.11(d);"

9. Conditions Precedent.  The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Third Amendment Effective Date"):

(a) Representations and Warranties; No Event of Default.  The representations and warranties contained herein, in Section 5 of the Loan Agreement, after giving effect to the additional schedules to the Loan Agreement provided in Exhibit A attached hereto, to include information with respect to EDCAG, and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Third Amendment Effective Date (as updated prior to the date hereof in accordance with the Loan Agreement) shall be correct in all material respects on and as of the Third Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such date); and after giving effect to the amendments, consents and waivers set forth herein, no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Delivery of Documents.  The Agent shall have received on or before the Third Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Third Amendment Effective Date:

(i) counterparts of this Amendment duly executed by the Borrowers, the Agent and the Lenders;

(ii) fully executed copies of the BofA Loan Agreement and related loan documents;

(iii) such other agreements, instruments, approvals, opinions and other documents as the Agent may reasonably request from the Borrowers.

10. Representations and Warranties.  Each Borrower and EDCAG, and only with respect to parts (b) and (c) below, Parent and Consolidated Industries, hereby represents and warrants to the Agent and the Lenders as follows:

(a) Representations and Warranties; No Event of Default.  The representations and warranties herein, in Section 5 of the Loan Agreement (as updated prior to the date hereof in accordance with the Loan Agreement), after giving effect to the additional schedules to the Loan Agreement provided in Exhibit A attached hereto, to include information with respect to EDCAG, and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Third Amendment Effective Date are correct in all material respects on and as of the Third Amendment Effective

Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date); and after giving effect to the amendments, consents and waivers set forth herein, no Default or Event of Default has occurred and is continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc.  Parent, Consolidated Industries and each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment and the other Loan Documents to which it is a party being executed in connection with this Amendment, and to perform its respective obligations under the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified reasonably could not be expected to have a Material Adverse Change.

(c) Authorization, Etc.  The execution, delivery and performance by each Borrower, Parent and Consolidated Industries of this Amendment, and the performance by each Borrower, Parent and Consolidated Industries of the Loan Agreement and the other Loan Documents to which it is a party, each as amended hereby, (i) have been duly authorized by all necessary action on the part of such Borrower, Parent or Consolidated Industries, (ii) do not and will not contravene such Borrower's, Parent's or Consolidated Industries' charter or by-laws, any applicable law or any material contractual restriction binding on it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

11. Joinder of EDCAG.  By its execution of this Agreement, EDCAG hereby (i) confirms that, as of the Third Amendment Effective Date, each representation and warranty made by it and contained in this Amendment or in the Loan Agreement is true and correct in all material respects as they relate to EDCAG as of the effective date of this Amendment, (ii) agrees that from and after the Third Amendment Effective Date it shall be a "Borrower" within the meaning of, and subject to, the Loan Agreement and each other Loan Document as if it were a signatory thereto and shall be bound by all of the provisions thereof and (iii) agrees that it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth therein.  EDCAG hereby agrees that each reference to a "Borrower" or "Borrowers" in the Loan Agreement or any other Loan Document shall include EDCAG, except as provided therein.  EDCAG acknowledges that it has received a copy of the Loan Agreement and the other Loan Documents and that it has read and understands the terms thereof.

12. Miscellaneous.

(a) Continued Effectiveness of the Loan Agreement.  Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Third Amendment Effective Date (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which any Borrower is a party to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment, modification or waiver of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

(b) Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(c) Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(e) Costs and Expenses.  The Borrowers jointly and severally agree to pay on demand all reasonable fees, costs and expenses of the Agent and each Lender in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

(f) Amendment as Loan Document.  Each Borrower hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Loan Agreement.  Accordingly, it shall be an Event of Default under the Loan Agreement (i) if any representation or warranty made by a Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made or (ii) if Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Amendment.

(g) Waiver of Jury Trial.  EACH BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Parent:

LSB INDUSTRIES, INC.,
a Delaware corporation

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

Consolidated Industries:

CONSOLIDATED INDUSTRIES CORP., an Oklahoma corporation

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President
Borrowers:

THERMACLIME, L.L.C.,
an Oklahoma limited liability company

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

CHEROKEE NITROGEN COMPANY, an Oklahoma corporation

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

CLIMATE MASTER, INC.,
a Delaware corporation

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

CLIMATECRAFT, INC.,
an Oklahoma corporation

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

CLIMACOOL, CORP.,
an Oklahoma corporation

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

INTERNATIONAL ENVIRONMENTAL CORPORATION, an Oklahoma corporation

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

THERMACLIME TECHNOLOGIES, INC.,
an Oklahoma corporation

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

KOAX CORP., an Oklahoma corporation

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

LSB CHEMICAL CORP.,
an Oklahoma corporation

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

XPEDIAIR, INC., an Oklahoma corporation.

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

EL DORADO CHEMICAL COMPANY,
an Oklahoma corporation

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

CHEMEX I CORP., an Oklahoma corporation

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

TRISON CONSTRUCTION, INC.,
an Oklahoma corporation

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

EDCAG:

EDC AG PRODUCTS COMPANY L.L.C., an Oklahoma limited liability company

By:   /s/ Tony Shelby
Name:  Tony M. Shelby
Title:     Vice President

Agent and Lender:

WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as Agent and Lender

By:   /s/ Matt Mouledous
Name:  Matt Mouledous
Title:    Vice President

SCHEDULE I

Lender	Description of Indebtedness	Principal Amount Outstanding (as of 12/31/2010)
Toyota Motor Credit Corporation
(1) Commercial Lease Agreement (Equipment), dated February 5, 2009, between Westquip, Inc., as assigned to Toyota Motor Credit Corporation, and International Environmental Corporation.

(2) Commercial Lease Agreement (Equipment), dated February 9, 2009, between Westquip, Inc., as assigned to Toyota Motor Credit Corporation, and Climate Master, Inc.

(3) Commercial Lease Agreement (Equipment), dated February 13, 2009, between Westquip, Inc., as assigned to Toyota Motor Credit Corporation, and Koax Corp.

(4) Commercial Lease Agreement (Equipment), dated December 11, 2008, between Westquip, Inc., as assigned to Toyota Motor Credit Corporation, and ClimateCraft, Inc.

(5) Commercial Lease Agreement (Equipment), dated February 5, 2009, between Westquip, Inc., as assigned to Toyota Motor Credit Corporation, and ThermaClime Technologies, Inc.
		$982,679.00
Coppermark Bank	Mortgage (with Power of Sale), dated March 26, 2010, between Coppermark Bank and Climate Master, Inc. and related Promissory Note, dated March 26, 2010 made by Climate Master, Inc. in favor of Coppermark Bank	$4,856,265.00
HUD – City of Oklahoma City	Loan Agreement dated December 23, 1999, between The City of Oklahoma City and ClimateCraft, Inc and related Promissory Note, dated January 10, 2000, made by ClimateCraft, Inc. in favor of The City of Oklahoma City	$1,925,000.00